Exhibit (99)(a)

Press Release April 15, 2005

WACHOVIA EARNS $1.01 PER SHARE IN 1st QUARTER 2005, UP 7%

Net income rises to record $1.62 billion on strong execution of strategic initiatives

1st QUARTER 2005 COMPARED WITH 1st QUARTER 2004

•	Record net income up 30 percent and record results in all four major businesses. Results include the impact of the November 1, 2004, acquisition of SouthTrust Corporation.

•	Revenue growth of 14 percent more than double expense growth of 6 percent.

•	Merger savings and expense discipline drove a 456 basis point improvement in the overhead efficiency ratio to 59.86 percent.

•	Sales momentum continued in all four major businesses, although retail brokerage activity remained challenging in line with industry trends.

•	Exceptional credit quality with annualized net charge-offs of 0.08 percent of average loans and total nonperforming assets at 0.50 percent of loans, foreclosed properties and loans held for sale.

•	Customer satisfaction and loyalty scores continue to set records.

Earnings Highlights	Three Months Ended
	March 31, 2005		December 31, 2004		March 31, 2004
(In millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS
Earnings
Net income (GAAP)	$1,621	1.01	1,448	0.95	1,251	0.94
Net merger-related expenses	31	0.02	53	0.04	48	0.04
Earnings excluding net merger-related expenses	$1,652	1.03	1,501	0.99	1,299	0.98
Financial ratios
Return on average common stockholders’ equity	13.92%		13.50		15.37
Net interest margin (a)	3.31		3.37		3.55
Fee and other income as % of total revenue (a)	46.30		45.50		48.62
Overhead efficiency ratio (a)	59.86%		62.23		64.42
Capital adequacy (b)
Tier 1 capital ratio	7.93%		8.01		8.54
Total capital ratio	11.43		11.11		11.37
Leverage ratio	6.00%		6.38		6.33
Asset quality
Allowance for loan losses as % of nonaccrual and restructured loans	300%		289		242
Allowance for loan losses as % of loans, net	1.20		1.23		1.40
Allowance for credit losses as % of loans, net (c)	1.27		1.30		1.49
Net charge-offs as % of average loans, net	0.08		0.23		0.13
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.50%		0.53		0.63

(a)	Tax-equivalent.

(b)	The first quarter of 2005 is based on estimates.

(c)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

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WACHOVIA EARNS $1.01 PER SHARE IN 1st QUARTER 2005, UP 7%/page 2

CHARLOTTE, N.C. – Wachovia Corp. (NYSE:WB) today reported record net income of $1.62 billion, or $1.01 per share, in the first quarter of 2005 compared with $1.25 billion, or 94 cents per share, in the first quarter of 2004.

Excluding after-tax net merger-related expenses of 2 cents per share in the first quarter of 2005 and 4 cents per share in the first quarter of 2004, first quarter 2005 earnings were $1.65 billion, or $1.03 cents per share, compared with $1.30 billion, or 98 cents per share, in the first quarter of 2004.

“We’re pleased with our record net income in the first quarter this year despite the headwinds of challenging retail brokerage markets,” said Ken Thompson, Wachovia chairman and chief executive officer. “Great execution on our revenue strategies and expense initiatives produced positive operating leverage and a much improved overhead efficiency ratio. Credit quality continued to be stellar across-the-board. Our merger integration with SouthTrust is proceeding on track and on budget. Our four major businesses generated record earnings, with good sales momentum and market share gains bolstered by industry-leading customer service and loyalty ratings that continue to set records. I’m confident these positive trends will give us great momentum for the rest of this year and beyond.”

Wachovia Corporation	Three Months Ended
(In millions)	March 31, 2005	December 31, 2004	March 31, 2004
Total revenue (Tax-equivalent)	$6,469	6,161	5,690
Provision for credit losses	36	109	44
Noninterest expense	3,872	3,834	3,666
Net income	1,621	1,448	1,251
Average loans, net	221,175	196,527	159,181
Average core deposits	$271,095	260,627	208,673

In the first quarter of 2005 compared with the first quarter of 2004, 14 percent revenue growth reflected balance sheet momentum, which boosted net interest income 19 percent. In addition to the SouthTrust impact, fee and other income growth of 8 percent included a gain on the sale of equity securities received in settlement of loans as well as improved capital markets revenues, partially offset by lower retail brokerage commissions in challenging markets. Expense efficiencies held noninterest expense growth to 6 percent, despite the impact of the SouthTrust acquisition. Provision expense declined $8 million. Net charge-offs declined 12 percent to $46 million, or an annualized 0.08 percent of average net loans. Total nonperforming assets including loans held for sale were $1.20 billion, or 0.50 percent of loans, foreclosed properties and loans held for sale at March 31, 2005.

The increase in average net loans, in addition to SouthTrust, included the effect of loans transferred in the fourth quarter of 2004 from loans held for sale. Consumer loan growth was largely in consumer real-estate secured lending. Higher middle market commercial, small business and commercial real estate loans also reflected the addition of SouthTrust. Including SouthTrust, average core deposits increased 30 percent. Average low-cost core deposits grew 34 percent from the first quarter of 2004, including SouthTrust, to $224.0 billion. Low-cost core deposits are those in demand deposit, interest checking, savings and money market accounts, and exclude CAP accounts and CDs.

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WACHOVIA EARNS $1.01 PER SHARE IN 1st QUARTER 2005, UP 7%/page 3

Lines of Business

The following discussion covers the results for Wachovia’s four core business segments and is on a segment earnings basis, which excludes net merger-related and restructuring expenses and other intangible amortization. Segment earnings are the basis on which Wachovia manages and allocates capital to its business segments. Pages 18 and 19 include a reconciliation of segment results to Wachovia’s consolidated results of operations in accordance with GAAP.

General Bank

General Bank Highlights	Three Months Ended
(In millions)	March 31, 2005	December 31, 2004	March 31, 2004
Total revenue (Tax-equivalent)	$3,100	3,004	2,468
Provision for credit losses	57	107	68
Noninterest expense	1,547	1,528	1,325
Segment earnings	$947	872	685
Cash overhead efficiency ratio (Tax-equivalent)	49.91%	50.86	53.71
Average loans, net	$159,328	146,878	118,198
Average core deposits	203,316	192,922	161,781
Economic capital, average	$7,046	6,433	5,272

The General Bank includes retail and small business, and commercial customers. The General Bank produced record quarterly segment earnings of $947 million, up 38 percent from the prior year’s first quarter. In addition to the impact of SouthTrust, the 26 percent increase in total revenue from the first quarter a year ago was driven by continued strength in low-cost core deposit growth and consumer real estate-secured loans. Fee and other income increased 20 percent from the first quarter a year ago. In addition to the impact from SouthTrust, there was strength in debit card interchange income and gains on sales of loans. This growth offset a decline in commercial service charges that reflected higher earnings credit rates on commercial customer balances. Noninterest expense increased 17 percent from the first quarter a year ago primarily due to SouthTrust. Strong expense management resulted in an improved overhead efficiency ratio of 49.91 percent, down from 53.71 percent a year earlier.

Average core deposits increased 26 percent from the prior year quarter, including 27 percent year over year growth in average low-cost core deposits. Average loans increased 35 percent year over year. This growth included average core deposits and average loans from SouthTrust. In addition, certificates of deposit and individual retirement account deposits grew 31 percent year over year.

Provision expense declined 16 percent from the first quarter of 2004, primarily reflecting risk reduction strategies implemented in prior years, as well as solid improvements in both commercial and consumer loan losses and a strengthening economy.

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WACHOVIA EARNS $1.01 PER SHARE IN 1st QUARTER 2005, UP 7%/page 4

Capital Management

Capital Management Highlights	Three Months Ended
(In millions)	March 31, 2005	December 31, 2004	March 31, 2004
Total revenue (Tax-equivalent)	$1,332	1,359	1,449
Provision for credit losses	—	—	—
Noninterest expense	1,086	1,140	1,219
Segment earnings	$156	139	147
Cash overhead efficiency ratio (Tax-equivalent)	81.55%	83.92	84.07
Average loans, net	$624	656	340
Average core deposits	31,666	31,523	18,348
Economic capital, average	$1,408	1,421	1,447

Capital Management includes retail brokerage services and asset management. Earnings increased 6 percent from the first quarter of 2004 to a record $156 million despite a revenue decline of 8 percent, as noninterest expense declined 11 percent largely due to the benefit of the retail brokerage integration and lower revenue-based compensation expense. Revenues declined on lower brokerage transactional activity, which offset growth in net interest income. Deposit growth from the first quarter of 2004 reflected growth in an FDIC-insured sweep product that was introduced in late 2003. The addition of SouthTrust had an insignificant impact on this segment’s first quarter 2005 results.

Total assets under management at March 31, 2005, declined modestly from December 31, 2004, to $252.5 billion. Mutual fund assets declined 6 percent to $100.4 billion from year-end 2004 primarily due to institutional money market fund outflows, offsetting positive net equity fund sales.

Wealth Management

Wealth Management Highlights	Three Months Ended
(In millions)	March 31, 2005	December 31, 2004	March 31, 2004
Total revenue (Tax-equivalent)	$284	284	259
Provision for credit losses	(1)	—	—
Noninterest expense	190	200	187
Segment earnings	$60	55	45
Cash overhead efficiency ratio (Tax-equivalent)	67.01%	70.11	72.55
Average loans, net	$12,824	12,055	10,205
Average core deposits	12,433	12,135	10,620
Economic capital, average	$478	489	459

Wealth Management includes private banking, personal trust, investment advisory services, charitable services, financial planning and insurance brokerage. Wealth Management’s record segment earnings of $60 million increased 33 percent and revenues increased 10 percent from the first quarter of 2004. A modest decline in fee income was offset by 24 percent growth in net interest income. Balance sheet momentum continued with average loan growth of 26 percent from both consumer and commercial lending and average core deposit growth of 17 percent year over year, primarily in money market balances. Lower insurance commissions primarily resulted from the late first quarter 2004 sale of an insurance brokerage business, which offset growth in trust and investment management fees on higher assets under management. Expense discipline was apparent in modest noninterest expense growth relative to revenue growth, and a 554 basis point improvement in the

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WACHOVIA EARNS $1.01 PER SHARE IN 1st QUARTER 2005, UP 7%/page 5 overhead efficiency ratio. The increase in noninterest expense was due to higher revenue-based incentives and higher personnel expense related to acquisitions. The proposed acquisition of Savannah, Ga.-based Palmer & Cay, Inc., which would place Wachovia Insurance Services among the 10 largest insurance brokerage businesses in the nation, was announced in early April and is expected to close in the second quarter of this year.

Corporate and Investment Bank

Corporate and Investment Bank Highlights	Three Months Ended
(In millions)	March 31, 2005	December 31, 2004	March 31, 2004
Total revenue (Tax-equivalent)	$1,534	1,265	1,297
Provision for credit losses	(3)	4	(26)
Noninterest expense	733	659	619
Segment earnings	$505	380	446
Cash overhead efficiency ratio (Tax-equivalent)	47.80%	52.12	47.71
Average loans, net	$36,919	35,315	29,392
Average core deposits	20,577	20,834	15,987
Economic capital, average	$5,135	4,807	4,521

The Corporate and Investment Bank includes corporate lending, investment banking, and treasury and international trade finance. Corporate and Investment Bank segment earnings were up 13 percent from the first quarter of 2004 to a record $505 million, reflecting revenue growth of 18 percent. Net interest income grew modestly due to strong core deposit growth and growth in structured products assets. Fee and other income grew 32 percent due to gains on the sale of equity securities received in settlement of loans, as well as strength in advisory and underwriting fees, strong commercial real estate activity and stronger principal investing results. Provision expense was a net recovery of $3 million. Noninterest expense increased 18 percent due to increased revenue-based variable pay and higher other personnel expense, coupled with investment in growth initiatives. Average core deposits grew 29 percent primarily from higher commercial mortgage servicing, international correspondent banking and treasury services. The 26 percent increase in loans reflected higher leasing balances due to the previously reported income tax settlement and the inclusion of SouthTrust, as well as increases in real estate capital markets, international and large corporate loans. Economic capital usage increased due to higher loan balances and an increased expense base.

***

Wachovia Corporation (NYSE:WB) is one of the largest providers of financial services to retail, brokerage and corporate customers, with retail operations from Connecticut to Florida and west to Texas, and retail brokerage operations nationwide. Wachovia had assets of $506.8 billion, market capitalization of $80.3 billion and stockholders’ equity of $46.5 billion at March 31, 2005. Its four core businesses, the General Bank, Capital Management, Wealth Management, and the Corporate and Investment Bank, serve 13 million household and business relationships primarily through 3,277 offices in 15 states and Washington, D.C. Its full-service retail brokerage firm, Wachovia Securities, LLC, also serves clients through 693 offices in 49 states and five Latin American countries. Our Corporate and Investment Bank serves clients primarily in 10 key industry sectors nationwide. Global services are offered through 33 international offices. Online banking and brokerage products and services also are available through Wachovia.com.

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WACHOVIA EARNS $1.01 PER SHARE IN 1st QUARTER 2005, UP 7%/page 6

Forward-Looking Statements

This news release contains various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated April 15, 2005.

Explanation of Wachovia’s Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures, including those presented on page 1 and on page 9 under the captions “Earnings Excluding Merger-Related and Restructuring Expenses” and “Earnings Excluding Merger-Related and Restructuring Expenses, and Other Intangible Amortization”, and which are reconciled to GAAP financial measures on pages 18 and 19. In addition, in this news release certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses and the cumulative effect of a change in accounting principle permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Earnings Conference Call and Supplemental Materials

Wachovia CEO Ken Thompson and CFO Bob Kelly will review Wachovia’s first quarter 2005 results in a conference call and audio webcast beginning at 10 a.m. Eastern Daylight Savings Time today. This review may include a discussion of certain non-GAAP financial measures. Supplemental materials relating to first quarter results, which also include a reconciliation of any non-GAAP measures to Wachovia’s reported financials, are available on the Internet at Wachovia.com/investor, and investors are encouraged to access these materials in advance of the conference call.

Webcast Instructions: To gain access to the webcast, which will be “listen-only,” go to Wachovia.com/investor and click on the link “Wachovia First Quarter Earnings Audio Webcast.” In order to listen to the webcast, you will need to download either Real Player or Media Player.

Teleconference Instructions: The telephone number for the conference call is 1-888-357-9787 for U.S. callers or 1-706-679-7342 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: Wachovia.

Replay: Friday, April 15, at 12 p.m. EDT and continuing through 5 p.m. EDT Friday, May 13. Replay telephone number is 1-706-645-9291; access code 4081193.

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Investors seeking further information should contact the Investor Relations team: Alice Lehman at 704-374-4139, Ellen Taylor at 704-383-1381 or Jeff Richardson at 704-383-8250. Media seeking further information should contact the Corporate Media Relations team: Mary Eshet at 704-383-7777 or Christy Phillips at 704-383-8178.

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WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL TABLES

WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	2005	2004
(Dollars in millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
EARNINGS SUMMARY
Net interest income (GAAP)	$3,413	3,297	2,965	2,838	2,861
Tax-equivalent adjustment	61	60	63	65	62

Net interest income (Tax-equivalent)	3,474	3,357	3,028	2,903	2,923
Fee and other income	2,995	2,804	2,601	2,607	2,767

Total revenue (Tax-equivalent)	6,469	6,161	5,629	5,510	5,690
Provision for credit losses	36	109	43	61	44
Other noninterest expense	3,696	3,605	3,445	3,286	3,455
Merger-related and restructuring expenses	61	116	127	102	99
Other intangible amortization	115	113	99	107	112

Total noninterest expense	3,872	3,834	3,671	3,495	3,666
Minority interest in income of consolidated subsidiaries	64	54	28	45	57

Income before income taxes (Tax-equivalent)	2,497	2,164	1,887	1,909	1,923
Tax-equivalent adjustment	61	60	63	65	62
Income taxes	815	656	561	592	610

Net income	$1,621	1,448	1,263	1,252	1,251

Diluted earnings per common share	$1.01	0.95	0.96	0.95	0.94
Return on average common stockholders’ equity	13.92%	13.50	15.12	15.49	15.37
Return on average assets	1.31	1.22	1.18	1.22	1.26
Overhead efficiency ratio	59.86%	62.23	65.20	63.46	64.42
Operating leverage	$269	368	(55)	(11)	244

ASSET QUALITY
Allowance for loan losses as % of loans, net	1.20%	1.23	1.33	1.35	1.40
Allowance for loan losses as % of nonperforming assets	262	251	258	241	218
Allowance for credit losses as % of loans, net	1.27	1.30	1.41	1.43	1.49
Net charge-offs as % of average loans, net	0.08	0.23	0.15	0.17	0.13
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.50%	0.53	0.50	0.55	0.63

CAPITAL ADEQUACY (a)
Tier I capital ratio	7.93%	8.01	8.34	8.36	8.54
Total capital ratio	11.43	11.11	11.22	11.02	11.37
Leverage ratio	6.00%	6.38	6.21	6.23	6.33

OTHER DATA
Average diluted common shares (In millions)	1,603	1,518	1,316	1,320	1,326
Actual common shares (In millions)	1,576	1,588	1,308	1,309	1,312
Dividends paid per common share	$0.46	0.46	0.40	0.40	0.40
Dividend payout ratio on common shares	45.54%	48.42	41.67	42.11	42.55
Book value per common share	$29.48	29.79	25.92	24.93	25.42
Common stock price	50.91	52.60	46.95	44.50	47.00
Market capitalization	$80,256	83,537	61,395	58,268	61,650
Common stock price to book value	173%	177	181	178	185
FTE employees	93,669	96,030	84,503	85,042	85,460
Total financial centers/brokerage offices	4,003	4,004	3,247	3,271	3,305
ATMs	5,234	5,321	4,395	4,396	4,404

(a)	The first quarter of 2005 is based on estimates.

WACHOVIA CORPORATION AND SUBSIDIARIES

OTHER FINANCIAL DATA

(Unaudited)

	2005	2004
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES (a) (b)
Return on average common stockholders’ equity	14.19%	13.95	15.72	16.04	15.95
Return on average assets	1.34	1.26	1.24	1.27	1.31
Overhead efficiency ratio	58.92	60.34	62.96	61.60	62.67
Overhead efficiency ratio excluding brokerage	54.21%	55.01	57.56	55.50	56.69
Operating leverage	$214	358	(30)	(8)	208

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, AND OTHER INTANGIBLE AMORTIZATION (a) (b) (c)
Dividend payout ratio on common shares	42.59%	44.23	38.10	38.83	38.83
Return on average tangible common stockholders’ equity	28.86	26.59	26.28	27.15	26.97
Return on average tangible assets	1.46	1.38	1.33	1.38	1.42
Overhead efficiency ratio	57.15	58.50	61.20	59.66	60.70
Overhead efficiency ratio excluding brokerage	52.10%	52.79	55.44	53.12	54.23
Operating leverage	$215	373	(38)	(13)	200

OTHER FINANCIAL DATA
Net interest margin	3.31%	3.37	3.36	3.37	3.55
Fee and other income as % of total revenue	46.30	45.50	46.21	47.33	48.62
Effective income tax rate	33.42	31.20	30.71	32.19	32.73
Tax rate (Tax-equivalent) (d)	35.05%	33.14	33.04	34.44	34.93

AVERAGE BALANCE SHEET DATA
Commercial loans, net	$127,703	116,599	96,860	92,107	90,368
Consumer loans, net	93,472	79,928	71,692	71,535	68,813
Loans, net	221,175	196,527	168,552	163,642	159,181
Earning assets	421,047	397,490	359,909	344,847	330,320
Total assets	500,486	472,431	424,399	411,074	398,688
Core deposits	271,095	260,627	232,989	223,809	208,673
Total deposits	294,674	280,051	248,245	238,692	224,022
Interest-bearing liabilities	365,516	343,489	314,310	301,652	289,741
Stockholders’ equity	$47,231	42,644	33,246	32,496	32,737

PERIOD-END BALANCE SHEET DATA
Commercial loans, net	$134,696	131,196	102,524	101,581	97,742
Consumer loans, net	92,570	92,644	71,980	71,336	69,561
Loans, net	227,266	223,840	174,504	172,917	167,303
Goodwill and other intangible assets
Goodwill	21,635	21,526	11,481	11,481	11,233
Deposit base	951	1,048	484	568	659
Customer relationships	387	443	372	387	401
Tradename	90	90	90	90	90
Total assets	506,833	493,324	436,698	418,441	411,140
Core deposits	273,883	274,588	237,315	228,204	217,954
Total deposits	297,657	295,053	252,981	243,380	232,338
Stockholders’ equity	$46,467	47,317	33,897	32,646	33,337

(a)	These financial measures are calculated by excluding from GAAP computed net income presented on page 8, $31 million, $53 million, $55 million, $47 million and $48 million in the first quarter of 2005, and in the fourth, third, second and first quarters of 2004, respectively, of after-tax net merger-related and restructuring expenses.

(b)	See page 8 for the most directly comparable GAAP financial measure and pages 18 and 19 for a more detailed reconciliation.

(c)	These financial measures are calculated by excluding from GAAP computed net income presented on page 8, $72 million, $74 million, $62 million, $67 million and $69 million in the first quarter of 2005, and in the fourth, third, second and first quarters of 2004, respectively, of deposit base and other intangible amortization.

(d)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2005	2004
(In millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
INTEREST INCOME
Interest and fees on loans	$3,174	2,814	2,393	2,316	2,335
Interest and dividends on securities	1,426	1,232	1,156	1,110	1,141
Trading account interest	378	388	325	237	197
Other interest income	475	535	427	356	326

Total interest income	5,453	4,969	4,301	4,019	3,999

INTEREST EXPENSE
Interest on deposits	1,050	860	691	654	648
Interest on short-term borrowings	601	492	396	316	299
Interest on long-term debt	389	320	249	211	191

Total interest expense	2,040	1,672	1,336	1,181	1,138

Net interest income	3,413	3,297	2,965	2,838	2,861
Provision for credit losses	36	109	43	61	44

Net interest income after provision for credit losses	3,377	3,188	2,922	2,777	2,817

FEE AND OTHER INCOME
Service charges	513	519	499	489	471
Other banking fees	351	343	313	301	269
Commissions	599	620	568	657	756
Fiduciary and asset management fees	714	700	668	700	704
Advisory, underwriting and other investment banking fees	233	271	237	203	200
Trading account profits (losses)	99	(16)	(60)	34	77
Principal investing	59	7	201	15	38
Securities gains (losses)	(2)	23	(71)	36	2
Other income	429	337	246	172	250

Total fee and other income	2,995	2,804	2,601	2,607	2,767

NONINTEREST EXPENSE
Salaries and employee benefits	2,401	2,239	2,118	2,164	2,182
Occupancy	250	260	234	224	229
Equipment	265	272	268	253	259
Advertising	44	51	46	48	48
Communications and supplies	162	163	149	157	151
Professional and consulting fees	127	179	134	126	109
Other intangible amortization	115	113	99	107	112
Merger-related and restructuring expenses	61	116	127	102	99
Sundry expense	447	441	496	314	477

Total noninterest expense	3,872	3,834	3,671	3,495	3,666

Minority interest in income of consolidated subsidiaries	64	54	28	45	57

Income before income taxes	2,436	2,104	1,824	1,844	1,861
Income taxes	815	656	561	592	610

Net income	$1,621	1,448	1,263	1,252	1,251

PER COMMON SHARE DATA
Basic earnings	$1.03	0.97	0.97	0.96	0.96
Diluted earnings	1.01	0.95	0.96	0.95	0.94
Cash dividends	$0.46	0.46	0.40	0.40	0.40
AVERAGE COMMON SHARES
Basic	1,571	1,487	1,296	1,300	1,302
Diluted	1,603	1,518	1,316	1,320	1,326

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended March 31, 2005
(In millions)	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$2,373	155	136	589	221	(61)	3,413
Fee and other income	684	1,189	146	979	(3)	—	2,995
Intersegment revenue	43	(12)	2	(34)	1	—	—

Total revenue (a)	3,100	1,332	284	1,534	219	(61)	6,408
Provision for credit losses	57	—	(1)	(3)	(17)	—	36
Noninterest expense	1,547	1,086	190	733	255	61	3,872
Minority interest	—	—	—	—	74	(10)	64
Income taxes (benefits)	539	90	35	271	(100)	(20)	815
Tax-equivalent adjustment	10	—	—	28	23	(61)	—

Net income (loss)	$947	156	60	505	(16)	(31)	1,621

	Three Months Ended December 31, 2004
(In millions)	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$2,297	157	134	619	150	(60)	3,297
Fee and other income	660	1,212	149	684	99	—	2,804
Intersegment revenue	47	(10)	1	(38)	—	—	—

Total revenue (a)	3,004	1,359	284	1,265	249	(60)	6,101
Provision for credit losses	107	—	—	4	(2)	—	109
Noninterest expense	1,528	1,140	200	659	191	116	3,834
Minority interest	—	—	—	—	83	(29)	54
Income taxes (benefits)	487	79	29	192	(97)	(34)	656
Tax-equivalent adjustment	10	1	—	30	19	(60)	—

Net income	$872	139	55	380	55	(53)	1,448

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended March 31, 2004
(In millions)	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$1,860	119	110	583	251	(62)	2,861
Fee and other income	570	1,343	148	741	(35)	—	2,767
Intersegment revenue	38	(13)	1	(27)	1	—	—

Total revenue (a)	2,468	1,449	259	1,297	217	(62)	5,628
Provision for credit losses	68	—	—	(26)	2	—	44
Noninterest expense	1,325	1,219	187	619	217	99	3,666
Minority interest	—	—	—	—	79	(22)	57
Income taxes (benefits)	380	83	27	226	(77)	(29)	610
Tax-equivalent adjustment	10	—	—	32	20	(62)	—

Net income (loss)	$685	147	45	446	(24)	(48)	1,251

(a)	Tax-equivalent.

(b)	The tax-equivalent amounts are eliminated herein in order for “Total” amounts to agree with amounts appearing in the Consolidated Statements of Income.

WACHOVIA CORPORATION AND SUBSIDIARIES

LOANS - ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

(Unaudited)

	2005	2004
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ON-BALANCE SHEET LOAN PORTFOLIO
COMMERCIAL
Commercial, financial and agricultural	$78,669	75,095	59,271	58,340	55,999
Real estate - construction and other	12,713	12,673	6,985	6,433	6,120
Real estate - mortgage	20,707	20,742	14,771	14,927	15,099
Lease financing	25,013	25,000	24,042	23,894	23,688
Foreign	7,504	7,716	7,402	8,075	7,054

Total commercial	144,606	141,226	112,471	111,669	107,960

CONSUMER
Real estate secured	74,631	74,161	54,965	53,759	51,207
Student loans	10,795	10,468	10,207	9,838	8,876
Installment loans	6,808	7,684	6,410	7,330	9,054

Total consumer	92,234	92,313	71,582	70,927	69,137

Total loans	236,840	233,539	184,053	182,596	177,097
Unearned income	9,574	9,699	9,549	9,679	9,794

Loans, net (On-balance sheet)	$227,266	223,840	174,504	172,917	167,303

MANAGED PORTFOLIO (a)
COMMERCIAL
On-balance sheet loan portfolio	$144,606	141,226	112,471	111,669	107,960
Securitized loans - off-balance sheet	1,402	1,734	1,823	1,868	1,927
Loans held for sale	1,117	2,112	1,993	1,887	2,242

Total commercial	147,125	145,072	116,287	115,424	112,129

CONSUMER
Real estate secured
On-balance sheet loan portfolio	74,631	74,161	54,965	53,759	51,207
Securitized loans - off-balance sheet	6,979	7,570	6,567	7,194	8,218
Securitized loans included in securities	4,626	4,838	8,909	9,506	10,261
Loans held for sale	11,925	10,452	15,602	14,003	11,607

Total real estate secured	98,161	97,021	86,043	84,462	81,293

Student
On-balance sheet loan portfolio	10,795	10,468	10,207	9,838	8,876
Securitized loans - off-balance sheet	423	463	554	612	1,532
Loans held for sale	65	128	160	367	433

Total student	11,283	11,059	10,921	10,817	10,841

Installment
On-balance sheet loan portfolio	6,808	7,684	6,410	7,330	9,054
Securitized loans - off-balance sheet	1,930	2,184	2,489	1,794	—
Securitized loans included in securities	155	195	195	130	—
Loans held for sale	1,066	296	—	—	—

Total installment	9,959	10,359	9,094	9,254	9,054

Total consumer	119,403	118,439	106,058	104,533	101,188

Total managed portfolio	$266,528	263,511	222,345	219,957	213,317

SERVICING PORTFOLIO (b)
Commercial	$140,493	136,578	130,313	108,207	99,601
Consumer	$46,552	40,053	31,549	24,475	16,240

(a)	The managed portfolio includes the on-balance sheet loan portfolio, loans securitized for which the assets are classified in securities on-balance sheet, loans held for sale on-balance sheet and the off-balance sheet portfolio of securitized loans sold, where we service the loans.

(b)	The servicing portfolio consists of third party commercial and consumer loans for which our sole function is that of servicing the loans for the third parties.

WACHOVIA CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING ASSETS

(Unaudited)

	2005	2004
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ALLOWANCE FOR LOAN LOSSES (a)
Balance, beginning of period	$2,757	2,324	2,331	2,338	2,348
Provision for credit losses	33	95	63	73	59
Provision for credit losses relating to loans transferred to loans held for sale or sold	1	(6)	(8)	(9)	(8)
Balance of acquired entities at purchase date	—	510	—	—	—
Allowance relating to loans acquired, transferred to loans held for sale or sold	(13)	(51)	3	(3)	(9)
Net charge-offs	(46)	(115)	(65)	(68)	(52)

Balance, end of period	$2,732	2,757	2,324	2,331	2,338

as % of loans, net	1.20%	1.23	1.33	1.35	1.40

as % of nonaccrual and restructured loans (b)	300%	289	291	270	242

as % of nonperforming assets (b)	262%	251	258	241	218

LOAN LOSSES
Commercial, financial and agricultural	$26	82	50	41	48
Commercial real estate - construction and mortgage	1	4	3	1	1
Consumer	67	74	70	66	86
Total loan losses	94	160	123	108	135
LOAN RECOVERIES
Commercial, financial and agricultural	26	27	41	23	57
Commercial real estate - construction and mortgage	—	—	1	—	2
Consumer	22	18	16	17	24

Total loan recoveries	48	45	58	40	83

Net charge-offs	$46	115	65	68	52

Commercial loans net charge-offs as % of average commercial loans, net (c)	—%	0.20	0.05	0.08	(0.05)
Consumer loans net charge-offs as % of average consumer loans, net (c)	0.19	0.28	0.30	0.28	0.36
Total net charge-offs as % of average loans, net (c)	0.08%	0.23	0.15	0.17	0.13

NONPERFORMING ASSETS
Nonaccrual loans
Commercial, financial and agricultural	$527	585	534	610	700
Commercial real estate - construction and mortgage	131	127	42	33	47
Consumer real estate secured	239	230	211	207	199
Installment loans	13	13	11	13	22

Total nonaccrual loans	910	955	798	863	968
Foreclosed properties (d)	132	145	101	104	103

Total nonperforming assets	$1,042	1,100	899	967	1,071

Nonperforming loans included in loans held for sale (e)	$159	157	57	68	67
Nonperforming assets included in loans and in loans held for sale	$1,201	1,257	956	1,035	1,138

as % of loans, net, and foreclosed properties (b)	0.46%	0.49	0.51	0.56	0.64

as % of loans, net, foreclosed properties and loans held for sale (e)	0.50%	0.53	0.50	0.55	0.63

Accruing loans past due 90 days	$510	522	428	419	328

(a)	At March 31, 2005, the reserve for unfunded lending commitments was $156 million.

(b)	These ratios do not include nonperforming loans included in loans held for sale.

(c)	Annualized.

(d)	Restructured loans are not significant.

(e)	These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale are recorded at the lower of cost or market value, and accordingly, the amounts shown and included in the ratios are net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2005	2004
(In millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ASSETS
Cash and due from banks	$12,043	11,714	10,355	10,701	10,564
Interest-bearing bank balances	1,285	4,441	7,664	2,059	5,881
Federal funds sold and securities purchased under resale agreements	24,899	22,436	30,629	21,970	23,845

Total cash and cash equivalents	38,227	38,591	48,648	34,730	40,290

Trading account assets	47,149	45,932	45,129	39,659	36,893
Securities	116,731	110,597	102,157	102,934	104,203
Loans, net of unearned income	227,266	223,840	174,504	172,917	167,303
Allowance for loan losses	(2,732)	(2,757)	(2,324)	(2,331)	(2,338)

Loans, net	224,534	221,083	172,180	170,586	164,965

Loans held for sale	14,173	12,988	17,755	16,257	14,282
Premises and equipment	5,260	5,268	4,150	4,522	4,620
Due from customers on acceptances	826	718	563	703	605
Goodwill	21,635	21,526	11,481	11,481	11,233
Other intangible assets	1,428	1,581	946	1,045	1,150
Other assets	36,870	35,040	33,689	36,524	32,899

Total assets	$506,833	493,324	436,698	418,441	411,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	61,626	64,197	52,524	51,613	49,018
Interest-bearing deposits	236,031	230,856	200,457	191,767	183,320

Total deposits	297,657	295,053	252,981	243,380	232,338
Short-term borrowings	73,401	63,406	67,589	66,360	65,452
Bank acceptances outstanding	866	755	570	708	613
Trading account liabilities	22,418	21,709	22,704	20,327	21,956
Other liabilities	15,281	15,507	14,838	15,321	15,564
Long-term debt	47,932	46,759	41,444	37,022	39,352

Total liabilities	457,555	443,189	400,126	383,118	375,275

Minority interest in net assets of consolidated subsidiaries	2,811	2,818	2,675	2,677	2,528

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at March 31, 2005	—	—	—	—	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.576 billion shares at March 31, 2005	5,255	5,294	4,359	4,365	4,372
Paid-in capital	30,976	31,120	18,095	17,920	17,869
Retained earnings	10,319	10,178	10,449	9,890	9,382
Accumulated other comprehensive income, net	(83)	725	994	471	1,714

Total stockholders’ equity	46,467	47,317	33,897	32,646	33,337

Total liabilities and stockholders’ equity	$506,833	493,324	436,698	418,441	411,140

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	FIRST QUARTER 2005			FOURTH QUARTER 2004
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$2,484	16	2.62%	$3,909	18	1.85%
Federal funds sold and securities purchased under resale agreements	24,272	153	2.55	24,722	123	1.99
Trading account assets	35,147	402	4.59	36,517	411	4.49
Securities	114,961	1,477	5.15	103,879	1,297	5.00
Loans
Commercial
Commercial, financial and agricultural	76,651	960	5.08	69,394	836	4.79
Real estate - construction and other	12,608	156	5.01	10,537	120	4.53
Real estate - mortgage	20,739	271	5.31	19,035	237	4.95
Lease financing	10,513	182	6.94	10,185	180	7.07
Foreign	7,192	58	3.28	7,448	58	3.10

Total commercial	127,703	1,627	5.16	116,599	1,431	4.88

Consumer
Real estate secured	74,658	1,037	5.57	62,083	853	5.49
Student loans	11,003	120	4.41	10,560	107	4.04
Installment loans	7,811	122	6.31	7,285	111	6.12

Total consumer	93,472	1,279	5.49	79,928	1,071	5.35

Total loans	221,175	2,906	5.30	196,527	2,502	5.08

Loans held for sale	12,869	166	5.19	21,405	261	4.89
Other earning assets	10,139	115	4.58	10,531	104	3.89

Total earning assets excluding derivatives	421,047	5,235	5.00	397,490	4,716	4.74
Risk management derivatives (a)	—	279	0.27	—	313	0.31

Total earning assets including derivatives	421,047	5,514	5.27	397,490	5,029	5.05

Cash and due from banks	12,661			11,870
Other assets	66,778			63,071

Total assets	$500,486			$472,431

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	81,071	161	0.81	79,476	128	0.64
Money market accounts	93,477	357	1.55	90,382	271	1.19
Other consumer time	36,005	239	2.70	32,540	212	2.58
Foreign	10,996	61	2.26	9,486	46	1.92
Other time	12,583	83	2.67	9,938	56	2.31

Total interest-bearing deposits	234,132	901	1.56	221,822	713	1.28
Federal funds purchased and securities sold under repurchase agreements	51,395	312	2.46	47,264	233	1.96
Commercial paper	13,553	82	2.45	11,840	58	1.94
Securities sold short	12,681	102	3.25	12,694	102	3.18
Other short-term borrowings	6,370	26	1.63	5,859	19	1.33
Long-term debt	47,385	493	4.17	44,010	443	4.02

Total interest-bearing liabilities excluding derivatives	365,516	1,916	2.12	343,489	1,568	1.82
Risk management derivatives (a)	—	124	0.14	—	104	0.12

Total interest-bearing liabilities including derivatives	365,516	2,040	2.26	343,489	1,672	1.94

Noninterest-bearing deposits	60,542			58,229
Other liabilities	27,197			28,069
Stockholders’ equity	47,231			42,644

Total liabilities and stockholders’ equity	$500,486			$472,431

Interest income and rate earned - including derivatives		$5,514	5.27%		$5,029	5.05%
Interest expense and equivalent rate paid - including derivatives		2,040	1.96		1,672	1.68

Net interest income and margin - including derivatives		$3,474	3.31%		$3,357	3.37%

(a)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

THIRD QUARTER 2004			SECOND QUARTER 2004			FIRST QUARTER 2004
Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid

$3,153	12	1.52%	$4,015	11	1.13%	$3,237	10	1.18%
26,419	96	1.44	23,800	62	1.05	24,806	61	0.99
32,052	348	4.34	26,135	260	3.98	20,956	220	4.21
101,493	1,237	4.88	100,209	1,196	4.77	98,222	1,221	4.97

58,278	642	4.40	56,648	599	4.25	55,476	576	4.18
6,683	67	4.02	6,309	56	3.56	6,022	53	3.52
14,877	170	4.54	15,029	158	4.21	15,241	160	4.23
9,692	178	7.33	7,011	180	10.28	6,945	183	10.52
7,330	47	2.51	7,110	41	2.32	6,684	41	2.49

96,860	1,104	4.54	92,107	1,034	4.51	90,368	1,013	4.50

54,288	732	5.38	52,389	691	5.29	50,879	705	5.55
10,145	97	3.80	9,941	90	3.63	8,908	78	3.53
7,259	107	5.86	9,205	126	5.48	9,026	130	5.80

71,692	936	5.21	71,535	907	5.08	68,813	913	5.32

168,552	2,040	4.83	163,642	1,941	4.76	159,181	1,926	4.86

17,119	186	4.34	15,603	161	4.12	12,759	131	4.12
11,121	96	3.43	11,443	82	2.91	11,159	84	3.02

359,909	4,015	4.45	344,847	3,713	4.32	330,320	3,653	4.43
—	349	0.39	—	371	0.43	—	408	0.50

359,909	4,364	4.84	344,847	4,084	4.75	330,320	4,061	4.93

11,159			11,254			10,957
53,331			54,973			57,411

$424,399			$411,074			$398,688

73,171	93	0.51	70,205	78	0.45	65,366	70	0.43
81,525	197	0.96	76,850	172	0.90	69,208	154	0.90
26,860	180	2.68	26,288	176	2.69	27,496	189	2.76
7,453	27	1.42	7,110	20	1.14	7,673	22	1.17
7,803	39	1.98	7,773	34	1.76	7,676	34	1.75

196,812	536	1.08	188,226	480	1.03	177,419	469	1.06
47,052	164	1.39	46,620	116	1.00	48,353	124	1.03
12,065	43	1.42	12,382	32	1.04	11,852	30	1.01
12,388	96	3.09	10,571	73	2.78	8,412	47	2.25
6,042	15	0.91	6,013	11	0.80	6,436	10	0.59
39,951	404	4.05	37,840	378	3.99	37,269	364	3.91

314,310	1,258	1.60	301,652	1,090	1.45	289,741	1,044	1.45
—	78	0.09	—	91	0.12	—	94	0.13

314,310	1,336	1.69	301,652	1,181	1.57	289,741	1,138	1.58

51,433			50,466			46,603
25,410			26,460			29,607
33,246			32,496			32,737

$424,399			$411,074			$398,688

	$4,364	4.84%		$4,084	4.75%		$4,061	4.93%
	1,336	1.48		1,181	1.38		1,138	1.38

	$3,028	3.36%		$2,903	3.37%		$2,923	3.55%

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

	*	2005	2004
(Dollars in millions, except per share data)		First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
NET INCOME
Net income (GAAP)	A	$1,621	1,448	1,263	1,252	1,251
After tax merger-related and restructuring expenses (GAAP)		31	53	55	47	48

Net income, excluding after tax merger-related and restructuring expenses	B	1,652	1,501	1,318	1,299	1,299
After tax other intangible amortization (GAAP)		72	74	62	67	69

Net income, excluding after tax merger-related and restructuring expenses, and other intangible amortization	C	$1,724	1,575	1,380	1,366	1,368

RETURN ON AVERAGE COMMON STOCKHOLDERS’ EQUITY
Average common stockholders’ equity (GAAP)	D	$47,231	42,644	33,246	32,496	32,737
Merger-related and restructuring expenses (GAAP)		11	169	116	69	20

Average common stockholders’ equity, excluding merger-related and restructuring expenses	E	47,242	42,813	33,362	32,565	32,757
Average intangible assets (GAAP)	F	(23,020)	(19,257)	(12,473)	(12,326)	(12,351)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and other intangible amortization	G	$24,222	23,556	20,889	20,239	20,406

Return on average common stockholders’ equity
GAAP	A/D	13.92%	13.50	15.12	15.49	15.37
Excluding merger-related and restructuring expenses	B/E	14.19	13.95	15.72	16.04	15.95
Return on average tangible common stockholders’ equity
GAAP	A/D+F	27.16	24.62	24.20	24.96	24.68
Excluding merger-related and restructuring expenses, and other intangible amortization	C/G	28.86%	26.59	26.28	27.15	26.97

RETURN ON AVERAGE ASSETS
Average assets (GAAP)	H	$500,486	472,431	424,399	411,074	398,688
Average intangible assets (GAAP)		(23,020)	(19,257)	(12,473)	(12,326)	(12,351)

Average tangible assets (GAAP)	I	477,466	453,174	411,926	398,748	386,337

Average assets (GAAP)		500,486	472,431	424,399	411,074	398,688
Merger-related and restructuring expenses (GAAP)		11	169	116	69	20

Average assets, excluding merger-related and restructuring expenses	J	500,497	472,600	424,515	411,143	398,708
Average intangible assets (GAAP)		(23,020)	(19,257)	(12,473)	(12,326)	(12,351)

Average tangible assets, excluding merger-related and restructuring expenses	K	$477,477	453,343	412,042	398,817	386,357

Return on average assets
GAAP	A/H	1.31%	1.22	1.18	1.22	1.26
Excluding merger-related and restructuring expenses	B/J	1.34	1.26	1.24	1.27	1.31
Return on average tangible assets
GAAP	A/I	1.38	1.27	1.22	1.26	1.30
Excluding merger-related and restructuring expenses, and other intangible amortization	C/K	1.46%	1.38	1.33	1.38	1.42

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

	*	2005	2004
(Dollars in millions, except per share data)		First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
OVERHEAD EFFICIENCY RATIOS
Noninterest expense (GAAP)	L	$3,872	3,834	3,671	3,495	3,666
Merger-related and restructuring expenses (GAAP)		(61)	(116)	(127)	(102)	(99)

Noninterest expense, excluding merger-related and restructuring expenses	M	3,811	3,718	3,544	3,393	3,567
Other intangible amortization (GAAP)		(115)	(113)	(99)	(107)	(112)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amortization	N	$3,696	3,605	3,445	3,286	3,455

Net interest income (GAAP)		$3,413	3,297	2,965	2,838	2,861
Tax-equivalent adjustment		61	60	63	65	62

Net interest income (Tax-equivalent)		3,474	3,357	3,028	2,903	2,923
Fee and other income (GAAP)		2,995	2,804	2,601	2,607	2,767

Total	O	$6,469	6,161	5,629	5,510	5,690

Retail Brokerage Services, excluding insurance Noninterest expense (GAAP)	P	$861	905	859	904	986

Net interest income (GAAP)		$141	142	141	118	107

Tax-equivalent adjustment		—	1	—	—	—

Net interest income (Tax-equivalent)		141	143	141	118	107
Fee and other income (GAAP)		886	905	826	906	1,031

Total	Q	$1,027	1,048	967	1,024	1,138

Overhead efficiency ratios
GAAP	L/O	59.86%	62.23	65.20	63.46	64.42
Excluding merger-related and restructuring expenses	M/O	58.92	60.34	62.96	61.60	62.67
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	54.21	55.01	57.56	55.50	56.69
Excluding merger-related and restructuring expenses, and other intangible amortization	N/O	57.15	58.50	61.20	59.66	60.70
Excluding merger-related and restructuring expenses, other intangible amortization and brokerage	N-P/O-Q	52.10%	52.79	55.44	53.12	54.23

OPERATING LEVERAGE
Operating leverage (GAAP)		$269	368	(55)	(11)	244
Merger-related and restructuring expenses (GAAP)		(55)	(10)	25	3	(36)

Operating leverage, excluding merger-related and restructuring expenses		214	358	(30)	(8)	208
Other intangible amortization (GAAP)		1	15	(8)	(5)	(8)

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amortization		$215	373	(38)	(13)	200

DIVIDEND PAYOUT RATIOS ON COMMON SHARES
Dividends paid per common share	R	$0.46	0.46	0.40	0.40	0.40

Diluted earnings per common share (GAAP)	S	$1.01	0.95	0.96	0.95	0.94
Merger-related and restructuring expenses (GAAP)		0.02	0.04	0.04	0.03	0.04
Other intangible amortization (GAAP)		0.05	0.05	0.05	0.05	0.05

Diluted earnings per common share, excluding merger-related and restructuring expenses, and other intangible amortization	T	$1.08	1.04	1.05	1.03	1.03

Dividend payout ratios
GAAP	R/S	45.54%	48.42	41.67	42.11	42.55
Excluding merger-related and restructuring expenses, and other intangible amortization	R/T	42.59%	44.23	38.10	38.83	38.83

*	The letters included in the columns are provided to show how the various ratios presented in the tables on pages 18 and 19 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing income (GAAP) by average assets (GAAP) (i.e., A/H) and annualized where appropriate.